                     GRUBB & ELLIS COMPANY AND SUBSIDIARIES
                    EXHIBIT (11) STATEMENT RE COMPUTATION OF
                         PER SHARE EARNINGS - FORM 10-Q
                for the three-month and nine-month periods ended
                           September 30, 1994 and 1993
                                   (unaudited)
             (in thousands except for shares and per share amounts)



                                                   Three Months                    Nine Months
                                                Ended September 30,            Ended September 30,
                                                -------------------            -------------------
                                                1994           1993            1994          1993
                                                ----           ----            ----          ----
Primary income (loss) per share
  applicable to Common Stock:

  Weighted average common
    shares outstanding                        4,261,351      4,060,268      4,146,011      4,006,156
                                             ----------     ----------     ----------     -----------
                                             ----------     ----------     ----------     -----------

  Net income (loss)                          $      584     $     (638)    $   (2,957)    $   (4,848)

  Earnings applicable to
    Preferred Stock                                (658)          (599)        (1,953)        (1,597)
                                             ----------     ----------     ----------     -----------


Net income (loss) applicable to
    Common Stockholders                      $      (74)    $   (1,237)     $  (4,910)     $  (6,445)
                                             ----------     ----------     ----------     -----------
                                             ----------     ----------     ----------     -----------

  Net income (loss) per common
    share and equivalents applicable
    to Common Stock                          $     (.02)    $     (.30)     $   (1.18)     $   (1.61)
                                             ----------     ----------     ----------     -----------
                                             ----------     ----------     ----------     -----------
Fully-diluted income (loss) per share
    applicable to Common Stock:

  Weighted average common
    shares outstanding                        4,261,351      4,060,268      4,146,011      4,006,156
                                             ----------     ----------     ----------     -----------
                                             ----------     ----------     ----------     -----------

  Net income (loss)                          $      (74)    $   (1,237)    $   (4,910)    $   (6,445)
                                             ----------     ----------     ----------     -----------
                                             ----------     ----------     ----------     -----------

  Net income (loss) per common
    share and equivalents applicable
    to Common Stock                          $     (.02)    $     (.30)    $    (1.18)    $    (1.61)
                                             ----------     ----------     ----------     -----------
                                             ----------     ----------     ----------     -----------
